UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2017

______________________________

KBR, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33146	20-4536774
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

601 Jefferson Street
Suite 3400
Houston, Texas  77002
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (713) 753-3011

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director.

KBR announced on August 24, 2017, the appointment of Lieutenant General Wendy M. Masiello, USAF (Ret.) to its Board of Directors effective August 18, 2017, to fill a vacancy created by the retirement of Richard J. Slater.  General Masiello will serve a term expiring at KBR's 2018 annual meeting of stockholders.  General Masiello has been appointed to serve on the Audit and the Health, Safety, Security, Environment and Social Responsibility Committees of the KBR Board of Directors.

General Masiello retired as a Three-Star General of the U. S. Air Force on July 1, 2017.  Prior to her retirement, General Masiello served as the Director of the Defense Contract Management Agency.  There are no related party transactions between KBR and General Masiello that are subject to disclosure under Item 404(a) of Regulation S-K.  The KBR Board of Directors has determined that General Masiello is an "independent" director within the meaning of the KBR's Corporate Governance Guidelines and the rules and regulations of the New York Stock Exchange and an "outside" director within the meaning of section 162(m) of the Internal Revenue Code.  As a non-employee director, General Masiello is entitled to receive the standard compensation arrangements for KBR directors described under "Director Compensation" in KBR's 2017 Proxy Statement as filed with the Securities and Exchange Commission on April 3, 2017.

The full text of the press release announcing General Masiello's appointment is attached hereto as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	KBR, Inc. press release dated August 24, 2017, titled, "KBR Appoints Lieutenant General Wendy M. Masiello, USAF (Ret.) to Board."

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

Date: August 24, 2017	By:	/s/ Adam M. Kramer
	Name: Title:	Adam M. Kramer Assistant Corporate Secretary